Exhibit 99.1

Isolagen, Inc. Reaches Agreement in Principle to Settle Its Class Action and Derivative Action Lawsuits

EXTON, Pa., Sept. 25 /PRNewswire-FirstCall/ — Isolagen(TM), Inc. (Amex: ILE — News) announced today that it has reached an agreement in principle to settle its securities class action lawsuit and its two derivative actions against the Company and certain of its current and former officers and directors (Civil Action Case No. 05-cv-04983-RB, Case No. 06-cv-01302-RB and Case No. 08-cv-724-RB).

“We are pleased to have reached agreement in principle to resolve the last of the securities class action and derivative action lawsuits,” said Declan Daly, President and CEO of Isolagen, Inc. “The Isolagen management team continues to execute against its goals in an effort to positively advance the Company.”

Payments for all settlements will be funded entirely by the Company’s liability insurance. Under the terms of the proposed settlements, a payment will be made to the putative class in the securities action lawsuit. In the two derivative action settlements, a payment will be made for plaintiffs’ attorney fees. In connection with the proposed settlement of the securities class action, Isolagen is to receive a release of indemnification claims asserted by the underwriters of certain securities offerings who were also named as defendants in the lawsuit. Also, in connection with the above proposed settlements, Isolagen is to receive a final payment of $500,000 from it liability insurance carrier for reimbursement of any and all current and future defense costs.

Finalization of the proposed settlements remain subject to conditions, including the liability insurance carrier’s compliance with its agreement to provide the funds necessary to make the settlement payments, as well as the execution of the definitive settlement documentation and court approval.

About Isolagen, Inc.

Isolagen(TM), Inc. (Amex: ILE — News) is an aesthetic and therapeutic company committed to developing and commercializing scientific advances and innovative technologies. The company’s technology platform includes the Isolagen Process(TM), a cell processing system for skin and tissue rejuvenation which is currently in clinical development for a broad range of aesthetic and therapeutic applications including wrinkles, acne scars, burns and periodontal disease. Isolagen also commercializes a scientifically-advanced line of skincare systems through its majority-owned subsidiary, Agera® Laboratories, Inc. For additional information, please visit www.isolagen.com.

Isolagen Forward Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statement include the finalization of the proposed settlements, the liability insurance carrier’s compliance with its agreement to provide the funds necessary to make the settlement payments, and the execution of the definitive settlement documentation and court approval. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other public filings with the SEC since such date.